Exhibit 99.1

Contacts:	Gary S. Maier/Crystal Warner
Maier & Company, Inc.
(310) 442-9852

Colin Nagy
Source Communications
(212) 239-8678

ARTISTdirect.com Announces Strategic UK-Partnership With T-Mobile

ARTISTdirect Launches UK Web-Site

SANTA MONICA, Calif., April 30, 2007 (PRIME NEWSWIRE) — ARTISTdirect, Inc. (OTCBB:ARTDE) today announced a strategic partnership with T-Mobile with the launch of a specially designed counterpart to the company’s U.S.-based online music destination web-site. The United Kingdom version of ARTISTdirect.com will include numerous T-Mobile-based enhancements — including exclusive, branded content designed to enrich the user experience.

Under the terms of the agreement, which represents potential revenue to ARTISTdirect of more than $1.0 million for a one-year period, subject to meeting certain performance metrics, T-Mobile will provide exclusive media content through ARTISTdirect, the largest independent music destination in the world, with approximately 40 million unique visitors worldwide each month. The partnership is intended to reinforce T-Mobile’s commitment to music and further solidify its relationship with ARTISTdirect and its vibrant community of music fans across the UK and the world.

“The agreement with T-Mobile complements ARTISTdirect’s position, as it leverages our exclusive music and video content on our web-site, as well as our highly respected editorial content. T-Mobile is equally passionate about supporting new music, as well as established, major recording acts, and its innovative features and services will enable us to provide our visitors with an even broader range of content across multiple types of media — including the increasingly important mobile platform. Equally important, this major new development allows us to expand our service globally to a large and growing audience in the UK, as well as grow our advertisement and sponsorship revenue base internationally,” said Jon Diamond, chief executive officer of ARTISTdirect, Inc.

The newly launched UK web-site will incorporate a wide range of new T-Mobile features designed to provide a deeper musical experience, including: a custom section on the Home page that allows fans to download content offered through T-Mobile’s entertainment portal, including exclusive music clips and artist videos; Artist cards, providing unique features, photo and videos; a T-Mobile “What’s Hot” page, offering information about the very latest breaking musicians and bands in the U.K. with exclusive content of artists featured on T-Mobile Street Gigs, including event playlists and exclusive back-stage event content such as artist interviews and behind-the-scenes footage; Ticket pages that will offer viewers the ability to purchase tickets to the latest music events and register to be invited as a guest to a T-Mobile Street Gig or recording session at various locations throughout the U.K.; and Video Picks, offering select and exclusive music videos.

“This strategic partnership is a further progression in our music strategy,” said Sam Taylor, head of Advertising and Brand for T-Mobile. “The creativity and innovation of ARTISTdirect.com makes them a great partner. The new web-site will be the ideal platform to talk to our growing audience of music fans who want to know more about our program of activity, which includes T-Mobile Street Gigs and Transmission with T-Mobile.”

He added, “We recognize the importance of online communities, as online offers the best opportunity to interact with our customers where a more engaging and deeper relationship can be developed. This deal continues to broaden our audience and shows our ongoing commitment to music.”

About ARTISTdirect, Inc.

Headquartered in Santa Monica, California, ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its MediaDefender subsidiary, is the leading provider of anti-piracy solutions in the Internet-piracy-protection industry. The ARTISTdirect Network is a network of web-sites offering multi-media content, music, news and information organized around shared music interests, music-related specialty commerce and digital music services.

Forward-Looking Statements:

This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “may,” “will” or similar expressions that are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such statements are not guarantees of future performance and subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Except as required by applicable law or regulation, the company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances. For a further description of various risks and uncertainties with respect to ARTISTdirect’s business, please refer to the Company’s filings with the Securities and Exchange Commission, which can be viewed without charge on the Internet at www.sec.gov.